Exhibit 4.1

AMENDMENT TO THE VAN HERK WARRANT

This Amendment to the Van Herk Warrant (this “Amendment”) is entered into as of December 29, 2020 (the “Amendment Date”), by Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), Ospraie Ag Science LLC (“Ospraie” or the “Lead Investor”) and Van Herk Investments B.V. (“Van Herk”). Reference is made to (a) the Securities Purchase Agreement (the “SPA”), dated December 15, 2017 by and among the Company and the investors referred to therein, and (b) the warrant to purchase 5,333,333 shares of Common Stock issued pursuant to Section 1 of the SPA to Van Herk (the “Van Herk Warrant”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Van Herk Warrant.

RECITALS

WHEREAS, pursuant to the terms of the Van Herk Warrant, the Van Herk Warrant may be amended with the written consent of the Required Holders;

WHEREAS, the Lead Investor and Van Herk constitute the Required Holders;

WHEREAS, the Company, Van Herk and the Lead Investor desire to amend the Van Herk Warrant as set forth herein;

NOW, THEREFORE, in consideration of the premises, and for the consideration herein set forth the receipt of which is hereby acknowledged, the parties hereby agree as follows:

AMENDMENT

1.	Amendment to Section 1(b) of the Van Herk Warrant. Section 1 of the Van Herk Warrant is hereby amended by deleting the prior subsection (b) and replacing it with the following:

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means (i) $0.96 per share for the first 1,777,778 Warrant Shares purchasable hereunder, (ii) $1.00 per share for the second 1,777,778 Warrant Shares purchasable hereunder, and (iii) $1.04 per share for the last 1,777,777 Warrant Shares purchasable hereunder, in each case subject to adjustment as provided in Sections 2(b), 2(c) or 2(d) herein.

2.	Amendment to Section 1(d) of the Van Herk Warrant. Section 1 of the Van Herk Warrant is hereby amended by deleting the prior subsection (d) and replacing it with the following:

(d) Cashless Exercise. Notwithstanding anything contained herein or the exercise notice attached hereto to the contrary, this Warrant may not be exercised by “cashless” or “net” exercise.

3.	Amendment to Section 2(a) of the Van Herk Warrant. Section 2 of the Van Herk Warrant is hereby amended by deleting the prior subsection (a) and replacing it with the following:

(a) Adjustment Upon Issuance of Shares of Common Stock. [Reserved.]

4.	Amendment to Section 14 of the Van Herk Warrant. Section 14 of the Van Herk Warrant is hereby amended by deleting the prior Section 14 and replacing it with the following:

14. TRANSFER; MARKET STAND-OFF. This Warrant may not be offered for sale, sold, transferred, pledged or assigned without the consent of the Company. The Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company, except as may otherwise be required by Section 11 of the Registration Rights Agreement. Notwithstanding the foregoing, in order to induce the Company to enter into the Amendment, (A) the Holder hereby agrees that for each period (the “stand-off periods”) of six (6) weeks following each of (i) Amendment Date, the Second Tranche Expiration Date and the Third Tranche Expiration Date and (ii) any other date on which any Warrant Shares are acquired, the Holder shall not, without the prior written consent of the Company, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or (iv) enter into any transaction, other than the purchase of Warrant Shares or other acquisition of Common Stock, that would require the filing with the U.S. Securities and Exchange Commission of a Form 4 statement regarding changes in beneficial ownership of Company securities or a Form 144 regarding notice of proposed sale of Company securities, and (B) the Company may maintain restrictive legends on Warrant Shares following any Warrant exercise during any stand-off period.

5.	Amendment to Section 17(n) of the Van Herk Warrant. Section 17 of the Van Herk Warrant is hereby amended by deleting the prior subsection (n) and replacing it with the following:

(n) “Expiration Date” means December 31, 2020, provided, however, that if the Holder exercises this Warrant with respect to the purchase of at least 1,777,778 Warrant Shares on the Amendment Date and pays the Fee Reimbursement on the Amendment Date, then the Expiration Date shall mean March 25, 2021 (the “Second Tranche Expiration Date”) with respect to any Warrant Shares unexercised as of the Amendment Date, and provided further that if Holder also exercises this Warrant with respect to the aggregate purchase of at least 3,555,556 Warrant Shares on or before March 25, 2021 (inclusive of any Warrant Shares purchased on the Amendment Date), then the Expiration Date shall mean December 15, 2021 (the “Third Tranche Expiration Date”) with respect to any Warrant Shares that remain unexercised as of March 25, 2021.

6.	Amendment to Section 17(gg) of the Van Herk Warrant. Section 17 of the Van Herk Warrant is hereby amended by adding the following new Section 17(gg):

(gg) “Fee Reimbursement” means $15,000 of immediately available funds payable to the Company by wire to an account designated by the Company.

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7.	Miscellaneous Provisions.

(a)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b)	Ratification; No Further Amendment. Except as expressly amended hereby, all terms, conditions and provisions of the Van Herk Warrant shall remain unmodified and in full force and effect.

(c)	Effect of Amendment. This Amendment shall form a part of the Van Herk Warrant for all purposes. From and after the date of this Amendment, any reference in the Van Herk Warrant to “this Warrant”, “hereof”, “herein”, and “hereunder” and words or expressions of similar import shall refer to the Van Herk Warrant as amended by this Amendment. The provisions of Section 9 (Amendment and Waiver), Section 10 (Governing Law; Jurisdiction; Jury Trial) Section 11 (Construction; Headings), Section 12 (Dispute Resolution), Section 13 (Remedies, Other Obligations, Breaches and Injunctive Relief) and Section 15 (Severability) of the Van Herk Warrant shall apply mutatis mutandis to this Amendment, and the Van Herk Warrant as amended by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.

(d)	Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

MARRONE BIO INNOVATIONS, INC.

By:	/s/ Jim Boyd
Name:	Jim Boyd
Title:	Chief Financial Officer

OSPRAIE AG SCIENCE LLC

By:	/s/ Jason Mraz
Name:	Jason Mraz
Title:	Authorized Signatory

VAN HERK INVESTMENTS B.V.

By:	/s/ E.G.A. Esveld
Name:	E.G.A. Esveld
Title:	Deputy

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[Signature Page to Amendment to the Van Herk Warrant]

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